                                                                   EXHIBIT 10.79



                             DATED 14 December 2000






                                FUTURELINK CORP.


                                (as the Chargor)

                                       and

                          FOOTHILL CAPITAL CORPORATION
                           (in its capacity as Lender)






                         -------------------------------

                                  SHARE CHARGE

                         -------------------------------

                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE
1.   DEFINITIONS AND INTERPRETATION .......................................    1

2.   COVENANT TO PAY ......................................................    4

3.   CHARGING CLAUSE ......................................................    4

4.   DOCUMENTS AND VOTING RIGHTS ..........................................    5

5.   NEGATIVE PLEDGE AND OTHER RESTRICTIONS ...............................    7

6.   FURTHER ASSURANCE ....................................................    7

7.   CONTINUING SECURITY ..................................................    8

8.   POWERS OF SALE .......................................................    9

9.   OPENING OF NEW ACCOUNTS ..............................................    9

10.  ENFORCEMENT ..........................................................    9

11.  POWER OF ATTORNEY ....................................................   10

12.  APPLICATION OF MONEY RECEIVED ........................................   11

13.  COSTS AND INTEREST ON OVERDUE AMOUNTS ................................   11

14.  SET-OFF ..............................................................   13

15.  TRANSFER .............................................................   13

16.  DISCLOSURE ...........................................................   13

17.  FORBEARANCE AND SEVERABILITY .........................................   14

18.  VARIATIONS AND CONSENTS ..............................................   14

19.  SERVICE OF DEMANDS AND NOTICES .......................................   14

20.  COUNTERPARTS .........................................................   15

21.  ADJUSTMENT OF ACCOUNT ................................................   15

22.  REPRESENTATIONS AND WARRANTIES .......................................   16

23.  GOVERNING LAW AND SUBMISSION TO JURISDICTION .........................   17

24.  THIRD PARTIES ........................................................   18

THE FIRST SCHEDULE ........................................................   19

Securities ................................................................   19

THE SECOND SCHEDULE .......................................................   20

The Chargor ...............................................................   20

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THIS SHARE CHARGE is made the 14 December 2000

BETWEEN:

(1) FUTURELINK CORP., a Delaware corporation incorporated under the laws of Delaware with its principal place of business at 2 South Point Drive, Lake Forest, California 92630 (the "CHARGOR"); and

(2) FOOTHILL CAPITAL CORPORATION, a Californian corporation with its principal place of business at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, Los Angeles California 90404 USA as Lender (as defined in the Loan Agreement referred to below).

WITNESSES as follows:

1.      DEFINITIONS AND INTERPRETATION

        1.1 DEFINITIONS: In this Share Charge, words or expressions defined in the Loan Agreement (as defined below) shall, unless otherwise defined below, bear the same meaning in this Share Charge and, in addition, in this Share Charge (unless the context otherwise requires) the following expressions have the following meanings:

                "BUSINESS DAY" means a day on which banks generally are open for business (other than a day on which banks are only open for business in Euros) in California (excluding Saturdays, Sundays and bank or public holidays in those places);

                "CHARGED PROPERTY" means all Investments from time to time charged in favour of, or assigned to, the Lender by or pursuant to this Share Charge;

                "DEFAULT" has the meaning given to it in the Loan Agreement;

                "EVENT OF DEFAULT" has the meaning given to it in the Loan Agreement;

                "GROUP" means together the Chargor and its subsidiaries from time to time and "GROUP Company" means any of such entities;

                "INVESTMENTS" means:

                (a)     the Securities;

                (b) all stocks, shares or other securities, rights, monies or other property (together the "DERIVATIVE ASSETS") accruing, offered, issued or otherwise derived at any time by way of bonus, redemption, exchange, purchase, substitution, conversion, preference, option or otherwise in respect of any of the Securities or in respect of any stocks, shares or other securities,



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

                        rights, monies or other property previously accruing, offered or issued as mentioned in this paragraph (b); and

                (c) all dividends, interest and other distributions paid or payable in respect of or deriving from any of the Securities or the Derivative Assets or deriving from any investment of any such dividends, interest or other income provided however that the Investments shall at no time exceed 65% of the entire issued ordinary share capital of KNS Holdings Limited;

                "LENDER" shall have the meaning given to it in the Loan Agreement and shall include (where the context permits or requires) any successor, assignee or transferee lender permitted under the Loan Agreement;

                "LIEN" means any lien, mortgage, charge, standard security, pledge, hypothecation, security trust, assignment by way of security, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement, having the commercial effect of conferring security and any agreement to enter into, create or establish any of the foregoing;

                "LOAN AGREEMENT" means the Loan Agreement of even date herewith between Futurelink Europe Limited as Subsidiary Borrower and the Lender;

                "SUBSIDIARY LOAN DOCUMENTS" has the meaning given to it in the Loan Agreement;

                "PERMITTED LIEN" has the meaning given to it in the Loan Agreement;

                "SECURED SUMS" means all money and liabilities covenanted to be paid or discharged by the Chargor to the Lender under Clause 2.1 (Covenant to Pay);

                "SECURITIES" means the securities described in the First Schedule and all other stocks, shares or other securities or investments now or in the future owned at law or in equity by the Chargor constituting 65% of the issued share capital of KNS Holdings Limited; and

                "UNITED KINGDOM" and "UK" means the United Kingdom of Great Britain and Northern Ireland.

        1.2 INTERPRETATION: In this Share Charge, unless the context otherwise requires:

                (a) words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall also include the feminine gender; words denoting persons only shall include corporations, partnerships and unincorporated associations;

                (b) references to clauses, paragraphs and Schedules are to be construed as references to clauses, paragraphs and Schedules of this Share Charge;

                (c) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns;

                (d) references in this Share Charge to this Share Charge or any other document include references to this Share Charge or such other document as varied, supplemented, restated and/or replaced in any manner from time to time and/or any document which varies, supplements, restates and/or replaces it;

                (e) references to "INCLUDING" and "IN PARTICULAR" shall not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;

                (f) references to moneys, obligations and liabilities due, owing or incurred under the Subsidiary Loan Documents shall include money, obligations and liabilities due, owing or incurred in respect of any extensions or increases in the amount of the facilities provided for therein or the obligations and liabilities imposed thereunder;

                (g) expressions defined in the Companies Act 1985 shall have the same meanings in this Share Charge, except that the expression "COMPANY" shall include a body corporate established outside Great Britain;

                (h) any reference to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment of it for the time being in force;

                (i) the limitation on liability conferred by section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to the covenants for title implied on the part of the Chargor by its execution and delivery of this Share Charge;

                (j) references to "LAW" shall include any present or future common law, statute, statutory instrument, treaty, regulation, directive, order, decree, other legislative measure, code, circular, notice, demand, or injunction binding on the persons to whom it is directed to comply;

                (k) a "PERSON" includes any person, individual, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of Section 259(1) of the Companies Act 1985) or other association, organisation, trust or agency (whether or not having separate legal personality) or any two or more of the foregoing;

                (l) "WINDING-UP" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any



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

                        jurisdiction in which the person concerned is incorporated, registered, established or carries on business or to which that person is subject;

                (m) reference to "WRITING" include any telex and facsimile transmission legibly received, except, unless the Lender otherwise agrees, in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "WRITTEN" has corresponding meaning; and

                (n) a time of day is a reference to London time, unless otherwise stated.

        1.3 INDEX AND HEADINGS: The index to and the headings in this Share Charge are inserted for convenience and shall not affect its interpretation.

2.      COVENANT TO PAY

        2.1 COVENANT TO PAY: The Chargor hereby covenants that it will, on demand in writing made to it by the Lender, pay or discharge to the Lender all money and liabilities now or in the future due, owing or incurred to the Lender pursuant to the Subsidiary Loan Documents by the Chargor as and when the same fall due for payment, whether on or after such demand, whether actually or contingently, whether solely or jointly with any other person, whether as principal or surety and whether or not a Lender was an original party to the relevant transactions, including all interest accrued thereon and all commission, fees, charges, costs and expenses which the Lender may in the course of their business properly charge or incur in respect of the Chargor or its affairs or for the Lender to enforce its rights hereunder (to the extent the Lender is entitled to recover the same under the Subsidiary Loan Documents) and so that interest shall be computed and compounded in accordance with the Subsidiary Loan Documents (after as well as before any demand or judgment).

        2.2 DEMANDS FROM THE LENDER: The making of one demand under this Share Charge will not preclude the Lender from making any further demands.

3.      CHARGING CLAUSE

        3.1 CHARGING CLAUSE: The Chargor with full title guarantee hereby charges to the Lender as security for the payment or discharge of all Secured Sums by way of first fixed charge, all the Chargor's interest in the Investments.

        3.2 PROVISO FOR REDEMPTION: On irrevocable and unconditional payment and discharge of all the Secured Sums by the Chargor and upon the Lender being under no further obligation to provide financial accommodation to the Group pursuant to the Subsidiary Loan Documents, the Lender will at the request and cost of the Chargor execute such documents (or procure that its nominees execute such documents) as the Chargor may reasonably request which may be required to discharge the security created by this Share Charge.

4.      DOCUMENTS AND VOTING RIGHTS

        4.1 DEPOSIT OF DOCUMENTS: Except as otherwise expressly agreed in writing by the Lender, the Chargor shall:

                (a) upon executing this Share Charge and, in relation to after acquired Charged Property, within 30 Business Days of receipt by the Chargor of the relevant documents of title, deposit with the Lender, and the Lender shall be entitled to retain all stock and share certificates and other documents evidencing, or documents of title relating to, the Charged Property together with stock transfer forms (or equivalent instruments of transfer), with the name of the transferee, the consideration and the date left blank, but otherwise duly completed and executed by the person in whose name such certificate or document is, on the basis that the Lender (or its nominee) shall be entitled to hold such certificates, documents, power off attorney and stock transfer forms (or equivalent instruments of transfer) until the Secured Sums have been irrevocably and unconditionally discharged in full (in accordance with Clause 3.2 (Proviso for Redemption)) and shall be entitled at any time to complete (pursuant to its powers in Clause 11 (Power of Attorney)) the stock transfer forms (or equivalent instruments of transfer) on behalf of the Lender in favour of itself or such other person as it shall select; and

                (b) execute and deliver to the Lender such documents and transfers and give such instructions and perform such other acts as the Lender may reasonably require at any time to constitute or perfect an equitable or legal charge (at the Lender's option) over registered Securities or Derivative Assets or a pledge over bearer Securities or Derivative Assets, including any Securities or Derivative Assets which the Chargor elects to hold in any paperless transfer and settlement system or held in a clearing system.

        4.2     VOTING RIGHTS:

                (a) Unless and until a Default or an Event of Default occurs and is continuing:

                        (i) all voting and other rights attaching to any Charged Property shall continue to be exercised by the Chargor for so long as it remains the registered owner and the Chargor shall not permit any person other than itself or a reputable paperless transfer and settlement or clearing system, the Lender or the Lender's nominee to be registered as holder of any Charged Property; and

                        (ii) if Securities charged under this Share Charge are registered in the name of the Lender or its nominee, all voting and other rights attaching to them shall be exercised by the Lender or its nominee in accordance with instructions in writing from time to time received from the Chargor;

                        provided that the Chargor shall not exercise such voting rights in a manner which adversely affects the validity or enforceability of the security created by this Share Charge or would result in the Lender or its nominee incurring any cost or expense or being subject to any liability unless previously indemnified to its satisfaction.

                (b) Unless a Default or an Event of Default occurs and is continuing, the Chargor shall be entitled to receive and retain all dividends, distributions and other monies paid on or derived from the Charged Property.

                (c) After a Default or an Event of Default occurs and for so long as such an Event of Default is continuing, the Lender shall be entitled to:

                        (i) receive and retain all dividends, distributions and other monies paid on the Charged Property; and

                        (ii) exercise or direct the exercise of the voting rights attached to any of the Charged Property in such manner as it considers fit. The Chargor shall after such time:

                                (A) comply, or procure the compliance, with any directions of the Lender in respect of the exercise of the voting rights attached to such Investments; and

                                (B) if the Lender so requires by notice to the Chargor, immediately deliver to the Lender a form of proxy or other authority (in each case, in such form as the Lender shall reasonably require) appointing such person as the Lender shall select as proxy of the Chargor or, as the case may be, its nominee or otherwise enabling such person as the Lender shall select to exercise such voting rights as shall be specified (whether generally or specifically) in the relevant notice.

        4.3 PAYMENT OF COSTS ON SECURITIES: The Chargor shall duly and promptly pay all costs, instalments or other payments which from time to time become due in respect of any Charged Property. In the case of any default by the Chargor in this respect the Lender may, if it thinks fit, make any such payments on behalf of the Chargor, in which event any sums so paid shall be reimbursed on demand by the Chargor to the Lender and until reimbursed shall bear interest in accordance with Clause 13.3 (Overdue Amounts) and shall be secured on the Charged Property.

        4.4 COLLECTION OF DISTRIBUTIONS: At any time following the registration of the Securities or Derivative Assets in the name of the Lender or its nominee in accordance with Clause 4.2(a), the Lender shall not be under any duty to ensure that any dividends, distributions or other monies payable in respect of the Securities or Derivative Assets are duly or promptly paid or received by it or its nominee, or to verify that the correct amounts are paid or received, or to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise on, or in respect of or in substitution for, any of the Securities.

        4.5 MAINTENANCE OF LEGAL VALIDITY: The Chargor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of incorporation and England and Wales to enable it lawfully to enter into and perform its obligations under this Share Charge and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and England and Wales of this Share Charge.

5.      NEGATIVE PLEDGE AND OTHER RESTRICTIONS

        The Chargor shall not, without the prior written consent of the Lender (save as otherwise permitted by any Loan Document):

        (a) create, or agree or attempt to create, or permit to arise or subsist, any lien of any kind (save for Permitted Liens) or any trust over any of the Charged Property;

        (b) sell, transfer, assign or otherwise dispose of any of the Charged Property or the equity of redemption in respect of the Charged Property; or

        (c) do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise materially prejudice the market value or collateral value of the Charged Property or the rights of the Lender hereunder.

6.      FURTHER ASSURANCE

        To the extent required to comply with the Loan Agreement, the Chargor shall, promptly following demand by the Lender in writing, execute and deliver to the Lender at the cost of the Chargor and in such form as the Lender may reasonably require, such other documents as the Lender may reasonably require to secure the payment of the Secured Sums, or to perfect or protect this Share Charge or facilitate its realisation or the exercise of the Lender's rights thereunder, or following a Default or an Event of Default which is continuing, to vest title to any Charged Property in itself or its nominee or any purchaser and/or to create a legal mortgage over the Securities or Derivative Assets and to register such security or title in any applicable register in each case consistent with the jurisdiction in which such asset is situate and/or to facilitate the realisation of this security or the Lender's rights under this Share Charge.



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

7.      CONTINUING SECURITY

        7.1 CONTINUING SECURITY: This Share Charge shall be a continuing security, notwithstanding any intermediate payment or settlement of account or any other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of Lien, set-off or other rights exercisable by the Lender or the Lender as banker against any Group Company or any Lien, guarantee, indemnity and/or negotiable instrument now or in the future held by the Lender. The Lender shall not be bound to enforce any other Lien before enforcing the security created by this Share Charge. Section 93 of the Law of Property Act 1925 shall not apply to this Share Charge.

        7.2     SUBROGATION: During the continuance of this Share Charge:

                (a) any rights of the Chargor, by reason of the performance of any of its obligations under this Share Charge, the enforcement of any of the charges contained herein or any action taken pursuant to any rights of any person conferred by or pursuant to this Share Charge or by law (so far as they relate to any of the Charged Property, the Lender as the person entitled to any of the charges contained herein, any receiver or any delegate of the Chargor):

                        (i)     to be indemnified by any person; or

                        (ii) to prove in respect of any liability in the winding-up of any person; or

                        (iii) to take the benefit of or enforce any security interest or guarantees or to exercise any rights of contribution,

                        (all such rights the "SUBROGATION RIGHTS") shall be exercised and enforced by the Chargor in such manner and on such terms, and only in such manner and on such terms, as the Lender may require (and, without limitation, the Lender shall be entitled to require the Chargor not to exercise or enforce any Subrogation Rights);

                (b) any amount received by the Chargor as a result of any exercise of any Subrogation Rights shall be held in trust for and immediately paid to the Lender;

                Provided that no Subrogation Rights shall arise or exist, which if they did exist would constitute a right to be indemnified by, to prove in the winding-up of, to take the benefit of any Lien or guarantee granted by, or to exercise any rights of contribution against, KNS Holdings Limited, and the Chargor waives all its entitlement and rights to or in respect of any such Subrogation Rights.



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

8.      POWERS OF SALE

        8.1 STATUTORY POWER OF SALE TO ARISE ON ENFORCEMENT: Section 103 of the Law of Property Act 1925 shall not apply to this Share Charge, but the statutory power of sale (as varied and extended by this Share Charge) shall (as between the Lender and a purchaser from the Lender), and the statutory power of appointing a receiver of the Charged Property (or the income thereof) shall, arise immediately on the execution of this Share Charge without the restrictions contained in the Law of Property Act 1925 as to the giving of notice or otherwise. However, the Lender shall not exercise such powers until the non-payment of all or part of the Secured Sums following a demand in accordance with the relevant Loan Document or a receiver has been appointed, but this provision shall not affect a purchaser or require him to ask whether a demand or appointment has been made.

        8.2 THIRD PARTIES NOT TO BE CONCERNED WITH VALIDITY OF DEMAND: No person dealing in good faith and for value with the Lender, its agents or brokers, shall be concerned to enquire whether this Share Charge has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any Secured Sums remain due upon this Share Charge or have been validly demanded, or as to the necessity or expediency of any stipulations and conditions subject to which the sale of any Charged Property shall be made, or otherwise as to the propriety or regularity of the sale of any Charged Property, or to see to the application of any money paid to the Lender, or its agents or brokers, and each such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

9.      OPENING OF NEW ACCOUNTS

        9.1 RULING OFF OF ACCOUNTS: On receiving notice that the Chargor has encumbered or disposed of any of the Charged Property, the Lender may rule off such Chargor's account or accounts and open a new account or accounts in the name of the Chargor.

        9.2 CREDITS NOT TO REDUCE INDEBTEDNESS OF CHARGOR: If the Lender does not open a new account or accounts immediately on receipt of such notice, it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by the Chargor to the Lender shall be treated as having been credited to such new account or accounts and shall not operate to reduce the amount owing from the Chargor to the Lender at the time when it received such notice.

10.     ENFORCEMENT

        10.1 STATUTORY POWERS: The powers conferred on mortgagees or receivers by the Law of Property Act 1925 and the Insolvency Act 1986 shall apply to the security constituted by this Share Charge except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such statutes, in which case those powers contained in this Share Charge shall prevail.

        10.2 LIABILITY OF LENDER: Neither the Lender nor any receiver or delegate shall be liable to account as mortgagee in possession or otherwise for any money not actually received by it.

        10.3 REDEMPTION OF PRIOR CHARGES: The Lender at any time following the security constituted by this Share Charge becoming enforceable may redeem any and all prior Liens on or relating to the Charged Property or any part thereof or procure the transfer of such Liens to itself and may settle and pass the accounts of the person or persons entitled to the prior Liens. Any account so settled and passed shall be conclusive and binding on the Chargor.

        10.4 RIGHTS OF LENDER: All or any of the rights which are conferred by this Share Charge (either expressly or impliedly) upon a receiver may be exercised after the Share Charge becomes enforceable by the Lender irrespective of whether the Lender shall have taken possession or appointed a receiver of the Charged Property.

11.     POWER OF ATTORNEY

        11.1 POWER OF ATTORNEY: The Chargor by way of security hereby irrevocably appoints the Lender (whether or not a receiver has been appointed), and any receiver separately, as the attorney of the Chargor (with full power to appoint substitutes and to delegate), in its name and on its behalf, and as its act and deed or otherwise, at any time during the continuance of a Default or Event of Default to:

                (a) execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document; or

                (b)     perform any act;

                which may be required of the Chargor under this Share Charge, or may be deemed necessary by such attorney, acting reasonably, for any purpose of this Share Charge or to enhance or perfect the security intended to be constituted by it or following a Default or an Event of Default, to convey or transfer legal ownership of any of the Charged Property (including the completion of the stock transfer forms referred to in Clause 4.1 (Deposit of Documents)).

        11.2 RATIFICATION: The Chargor undertakes, if so required, to ratify and confirm all acts done and transactions entered into by any attorney appointed under Clause 11.1 (Power of Attorney) in the proper exercise of its powers in accordance with this Share Charge.

        11.3 DELEGATION: The Lender may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by the Lender under this Share Charge to any person or persons which it shall think fit and on such terms and conditions as it shall think fit (including power to sub-delegate) without liability for any act or omission by such delegate.

12.     APPLICATION OF MONEY RECEIVED

        12.1 APPLICATION OF RECOVERIES: Any money received under the powers conferred by this Share Charge shall, subject to the discharge of any prior-ranking claims, be paid or applied in the following order of priority:

                (a) in satisfaction of all costs, charges and expenses incurred, and payments made by the Lender in connection with the exercise of its rights under this Share Charge (including any costs, charges and expenses incidental to the appointment of a receiver and the exercise of a receiver's rights and all remuneration payable to a receiver or liabilities of a receiver);

                (b) in or towards satisfaction of the Secured Sums in the manner applicable under the Subsidiary Loan Documents; and

                (c) as to the surplus (if any), to the person or persons entitled to it.

        12.2 SUSPENSE ACCOUNT: The Lender may, in its absolute discretion on or at any time or times pending the payment to the Lender of the whole of the Secured Sums, place and keep to the credit of a separate or suspense account, bearing interest, any money received, recovered or realised by the Lender by virtue of this Share Charge in such manner as the Lender may determine without any obligation to apply it in or towards the discharge of any Secured Sum. That amount may be kept there (with any interest earned being credited to that account) until the Lender is satisfied that all the Secured Sums have been discharged in full and that all facilities which might give rise to Secured Sums have terminated.

13.     COSTS AND INTEREST ON OVERDUE AMOUNTS

        13.1 INDEMNITY: All costs, charges and liabilities (including all properly incurred professional fees and disbursements and value added tax and/or any similar tax) and all other sums paid or incurred by the Lender under or in connection with this Share Charge or the Subsidiary Loan Documents, shall be recoverable (on a full indemnity basis) as a debt payable on demand from the Chargor, may be debited following non-payment of such sum(s) by the Chargor when due, or, if relevant, when demanded, without notice to any account of the Chargor, shall bear interest in accordance with the provisions of the Subsidiary Loan Documents and shall be charged on the Charged Property. The Chargor shall indemnify the Lender against all properly incurred costs, charges and expenses arising out of any proceedings referable to the Chargor brought against the Lender or to which the Lender may be a party whether as plaintiff or defendant or otherwise and which relate to any Charged Property. All amounts paid by the Chargor under this Share Charge shall be paid free and clear of any deduction or withholding on account of tax or any other amount (save to the extent required by law) and free of any set-off or counterclaim or otherwise. If the Chargor is required to make any deduction or withholding by law on any sum paid or payable by it to the Lender under this Share Charge the sum payable by the Chargor in respect of which the deduction or withholding is required shall be increased to the extent necessary to ensure that the Lender receives on the due date and retains (free of any liability in respect of such deduction or withholding) a net sum equal to the sum it would have received and retained had no such deduction or withholding been required or made.

        13.2 TYPES OF COSTS RECOVERABLE: The costs recoverable by the Lender under this Share Charge shall include:

                (a) all costs properly incurred in preparing and administering this Share Charge or perfecting the security created by it;

                (b) all costs (whether or not allowable on a taxation by the court) of all proceedings for the enforcement of this Share Charge or for the recovery or attempted recovery of the Secured Sums;

                (c) all money properly expended and all properly incurred costs arising out of the exercise of any power, right or discretion conferred by this Share Charge; and

                (d) all costs and losses arising from any default by the Chargor in the payment when due of any Secured Sums or the performance of its obligations under this Share Charge.

        13.3 OVERDUE AMOUNTS: Any overdue amounts secured by this Share Charge shall carry interest at the rate and in accordance with the terms contained in the Subsidiary Loan Documents in relation to overdue sums provided under Section 2.6(c) of the Loan Agreement or at such other rate agreed between the Chargor and the Lender from time to time. In each case, such interest shall accrue on a day to day basis to the date of repayment in full and, if unpaid, shall be compounded on the terms so agreed (or in the absence of such agreed terms with monthly rests on the Lender's usual monthly interest days). Interest shall continue to be charged and compounded on this basis after as well as before any demand or judgment.

        13.4    CURRENCY INDEMNITY:

                (a) Moneys received or held by the Lender pursuant to this Share Charge may, from time to time after demand has been made, be converted into such currency as the Lender considers necessary or desirable to discharge the Secured Sums in that currency at such rate of exchange as may be applicable under the Loan Agreement or, if there is none, the prevailing spot rate of exchange of Wells Fargo Bank, N.A. or any successor thereto (as conclusively determined by the Lender in accordance with the Loan Agreement) for purchasing the currency to be acquired with the existing currency.

                (b) No payment to the Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the Lender shall have a further separate cause of action against the Chargor and shall be entitled to enforce this security to recover the amount of the shortfall.

                To the extent that the amount of any such payment shall on actual conversion into such currency exceed such obligation or liability expressed in that currency, the Lender shall repay that excess to the Chargor.

14.     SET-OFF

        (a) The Lender may at any time or times during the continuance of a Default or an Event of Default retain any money standing to the credit of the Chargor in any currency upon any account or otherwise (in any country and whether or not in the Chargor's name) as cover for any Secured Sums and at any time after a Default or an Event of Default without notice to the Chargor, and may set off, combine and/or consolidate all or any of such money with all or such part of the Secured Sums as the Lender may select (whether presently payable or not), and purchase with any such money any other currency required to effect such combination.

        (b) The Chargor irrevocably authorises the Lender in its name and at its expense to perform such acts and sign such documents as may be required to give effect to any set-off or transfer pursuant to Clause 14(a), including the purchase with the money standing to the credit of any such account of such other currencies as may be necessary to effect such set off or transfer.

        (c) The foregoing provisions of this clause shall be in addition to and without prejudice to such rights of set off, combination, consolidation, lien and other rights whatsoever conferred on the Lender by law.

15.     TRANSFER

        The Lender may transfer all or any part of its rights in relation to this Share Charge and the Secured Sums or otherwise grant an interest in them to any person to which they are entitled to make such a transfer under the Loan Agreement.

16.     DISCLOSURE

        The Chargor irrevocably authorises the Lender, at its discretion, at any time or from time to time, to disclose any information concerning the Chargor, this Share Charge and the Secured Sums to any prospective transferee or grantee referred to in Clause 15 (Transfer), subject to such person undertaking to the Chargor, in manner, form and substance reasonably satisfactory to such Chargor, to keep such information confidential. Both

        Lender and any prospective transferee or grantee shall be entitled to diclose such information to their professional advisers.

        The above authority is without prejudice to any obligation of the Lender to make disclosure imposed by law.

17.     FORBEARANCE AND SEVERABILITY

        17.1 NO WAIVERS: All rights, powers and privileges under this Share Charge shall continue in full force and effect, regardless of the Lender exercising, delaying in exercising or omitting to exercise any of them.

        17.2    INVALIDITY AND SEVERABILITY:

                (a) None of the covenants and guarantees given and none of the charges created by the Chargor under this Share Charge shall be avoided or invalidated by reason only of one other or more of such covenants, guarantees or charges being invalid or unenforceable.

                (b) Any provision of this Share Charge which for any reason is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Share Charge or the effectiveness of any provisions of this Share Charge under the laws of any jurisdiction.

18.     VARIATIONS AND CONSENTS

        18.1 VARIATIONS IN WRITING: No variation of this Share Charge shall be considered valid and as constituting part of this Share Charge, unless such variation shall have been made in writing and signed by the Lender and the Chargor.

        18.2 VARIATION: The expression "variation" shall include any variation, supplement, extension, deletion or replacement however effected.

        18.3 CONDITIONAL CONSENTS: Save as otherwise expressly specified in this Share Charge or the Loan Agreement, any consent of the Lender may be given absolutely or on any terms and subject to any conditions as the Lender may determine in its entire discretion.

19.     SERVICE OF DEMANDS AND NOTICES

        19.1 NOTICES TO THE CHARGOR: A demand for payment or any other communication to be given to the Chargor under this Share Charge may be made or given by any manager or officer of the Lender and must be in writing addressed to the Chargor served on it at the address for service of the Chargor stated in the Second Schedule, or to the address last notified to the Lender by the Chargor, or by facsimile transmission to the facsimile number stated in the Second Schedule, or to the facsimile number last notified to the Lender by the Chargor or by any other form of electronic communication which may be available.

        19.2 NOTICES TO LENDER: Any communication to be given to the Lender under this Share Charge must be given to the Lender in writing served on it at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, Los Angeles California 90404 USA (marked for the attention of Business Finance Division Manager) or by facsimile to facsimile number 00 1 310 453 7413 or the address or facsimile number last notified to the Chargor by the Lender in writing.

        19.3 DEEMED SERVICE: A notice or demand shall be deemed to be duly served on the Chargor:

                (a)     if delivered by hand, at the time of actual delivery;

                (b) if transmitted by facsimile, at the time the facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee is received by the sender; or

                (c) if sent by first class prepaid post, at noon on the third Business Day (or if sent by airmail, the fifth Business Day) following the day of posting and shall be effective even if it is misdelivered or returned undelivered;

                provided that, where delivery or transmission occurs after 6.00 pm in the place of delivery on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 am in the place of delivery on the next Business Day.

                In proving such service, it shall be sufficient to prove that personal delivery was made or that the envelope containing the communication was correctly addressed and posted or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.

        19.4 SERVICE ON LENDER: Any communication to the Lender shall be deemed to have been given only on actual receipt by it.

20.     COUNTERPARTS

        This Share Charge may be executed by the parties in any number of copies, all of which taken together shall constitute a single Share Charge.

21.     ADJUSTMENT OF ACCOUNT

        If the statement of account between the Lender and the Chargor by reference to which any Secured Sums are calculated for the purposes of this Share Charge requires adjustment at any time because of any claim made against the Lender by an officeholder (within the meaning of Section 234 of the Insolvency Act 1986) then, notwithstanding any other provision of this Share Charge:

        (a) the Chargor's liability to the Lender will be correspondingly adjusted;

        (b) the Lender may treat any release or settlement made by it with the Chargor before any such adjustment is required as being of no effect; and

        (c) the Lender may recover from the Chargor such sum as will place the Lender in the same position as if such release or settlement had not been made.

        If any claim is made against the Lender under any insolvency law with reference to this Share Charge, the Lender may agree the claim or settle it on any terms it chooses without asking for the Chargor's agreement. If the Lender does agree or settle such claim, the Chargor will be liable under this Share Charge as if a court order had been made containing the terms which the Lender agreed or settled. The Chargor will be responsible for all costs and expenses which the Lender properly incur in defending such a claim.

22.     REPRESENTATIONS AND WARRANTIES

        22.1 REPRESENTATIONS AND WARRANTIES: The Chargor represents and warrants to the Lender that:

        (a) the Chargor is the sole, absolute and beneficial owner of the Charged Property, that no person save the Chargor has any right or interest of any sort whatsoever in or to the Charged Property and that there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Charged Property which would in any way fetter the rights of the Chargor under this Share Charge;

        (b) the Securities are duly authorised, validly issued and fully paid and there are no monies or liabilities outstanding in respect of any of the Securities;

        (c) the Securities constitute 65% of the entire issued ordinary share capital of KNS Holdings Limited, and constitute 65% of all of the shares in KNS Holdings Limited owned legally or beneficially by the Chargor;

        (c) the transfer of the Securities or the charge over the Securities, each as contemplated by this Share Charge, is not prohibited by the constitutional documents of the Chargor;

        (d) the Chargor is validly incorporated under the laws of the state of Delaware, USA and has the power and authority to enter into, perform and deliver this Share Charge and the arrangements contemplated hereby;

        (e) this Share Charge constitutes its legal, valid and binding obligations, enforceable (subject to the paragraph below) in accordance with its terms;

        (f) in any proceedings taken in its jurisdiction of incorporation in relation to this Share Charge, the choice of English law as the governing law of this Share Charge and any judgment obtained in England will be recognised and enforced;

        (g) the Chargor has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues;

        (h) its execution of this Share Charge and exercise of its rights and performance of its obligations hereunder will not result in the existence of nor oblige it to create any Lien over all or any of its present or future revenues or assets otherwise than as contemplated hereby; and

        (i) its execution of this Share Charge constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

        22.2 TIMES OF MAKING REPRESENTATIONS AND WARRANTIES: The representations and warranties set out in Clause 22.1 (Representations and Warranties):

                (a) will survive the execution of each Loan Document and each drawdown under the Loan Agreement; and

                (b) are made on the date hereof and are deemed to be repeated in accordance with Section 3.3(a) (Conditions Precedent to all Extensions of Credit) of the Loan Agreement with reference to the facts and circumstances then existing.



23.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

        23.1 GOVERNING LAW: Any dispute, controversy, proceedings or claim of whatever nature arising out of or relating to, or breach of, this Share Charge shall be governed by and this Share Charge shall be construed in all respects in accordance with English law.

        23.2    SUBMISSION TO JURISDICTION:

                (a) The Chargor irrevocably submits for the benefit of the Lender to the non-exclusive jurisdiction of the courts of England for the purpose of hearing and determining any proceedings arising out of this Share Charge.

                (b) The Chargor hereby designates, appoints and empowers FutureLink Europe Limited at The Chestnuts, 2 Old Bath Road, Newbury, Berkshire RG14 1QL, (or such other address in England as it may notify to the Lender), marked for the attention of the company secretary, as its process service agent to accept service of process in England in any proceedings, and agrees that failure by such agent to give notice of such service of process to the Chargor shall not impair or affect the validity of such service or any judgment based on it. If the appointment ceases to be effective in respect of the Chargor, the Chargor shall immediately appoint a further person in England to accept service of process on its behalf in England and, if it fails to make such appointment within 15 days, the Lender shall be entitled to appoint such person by notice to the Chargor.

                (c) The Chargor irrevocably agrees not to claim that any such court is not a convenient or appropriate forum and agrees that a judgment in proceedings brought in such courts shall be conclusive and binding upon them and may be enforced in any other jurisdiction.



        23.3 FREEDOM OF CHOICE: The submission to the jurisdiction of the courts referred to in Clause 23.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Chargor in the courts of any country in which the Chargor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

        23.4 TRIAL BY JURY: Each of the parties to this Share Charge waives trial by jury in any proceedings arising out of or related to this Share Charge whether arising before or at any time after the date of this Share Charge.

24.     THIRD PARTIES

        Save as expressly provided herein, a person who is not a party to this Share Charge has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of this Share Charge.

THIS SHARE CHARGE has been executed by the Chargor as a Deed and signed by the Lender but shall only be treated as having been executed and delivered to take effect on the day and year first above written.

                               THE FIRST SCHEDULE


                                   SECURITIES


13,371,428 ordinary shares of nominal value L0.01 each of KNS Holdings Limited (a company incorporated under the laws of England and Wales and registered with company number 3471603).

                               THE SECOND SCHEDULE


                                   THE CHARGOR


NAME OF CHARGOR    CHIEF EXECUTIVE OFFICE               ADDRESS FOR SERVICE AND FAX OR TELEX NUMBER
---------------    ---------------------------------    -------------------------------------------
Futurelink Corp    2 South Point Drive, Lake Forest,    Attention: Ross Vincenti
                   California 92630                     FuturelLink Corp.
                                                        2 South Point Drive
                                                        Lake Forest
                                                        California 92630

                                                        Facsimile: 949 672 3117
                                                        address and fax number
                                                        for service in the United Kingdom:
                                                        c/o Company Secretary/Chief Financial
                                                        Officer
                                                        c/o FutureLink Europe Limited
                                                        The Chestnuts
                                                        2 Old Bath Road
                                                        Newbury
                                                        Berkshire RG14 1QL

CHARGOR

EXECUTED and DELIVERED as a             )
Deed by FUTURELINK CORP.                )
(pursuant to a resolution of its board  )
of directors) acting by:                )

                                        /s/ COREY E. FISCHER
                                       -----------------------------------------
                                       (Authorised Officer)


                                       -----------------------------------------
                                       (Authorised Officer)



LENDER

SIGNED by                               )
for and on behalf of                    )
FOOTHILL CAPITAL                        )
CORPORATION as Lender                   )

                                        /s/ WILLIAM SHIAO
                                       -----------------------------------------
                                       (Authorised Officer)